                                                                     EXHIBIT 3.4

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           ARCH WESTERN RESOURCES LLC,

                      A DELAWARE LIMITED LIABILITY COMPANY

                            dated as of June 1, 1998

                                     between

                      ARCH WESTERN ACQUISITION CORPORATION

                                       and

                               DELTA HOUSING INC.

                                TABLE OF CONTENTS


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                                                                                 Page
                                                                                 ----
SECTION 1  GENERAL PROVISIONS......................................................2
     1.1      Maintenance..........................................................2
     1.2      Name.................................................................2
     1.3      Purpose..............................................................2
     1.4      Principal Executive Office...........................................3
     1.5      Term.................................................................3
     1.6      Filings; Agent for Service of Process................................3
     1.7      Title to Property....................................................4
     1.8      Payments of Individual Obligations...................................4
     1.9      Independent Activities...............................................4
     1.10     Definitions..........................................................4
     1.11     Additional Definitions...............................................16
     1.12     Terms Generally......................................................17

SECTION 2  MEMBERS' CAPITAL CONTRIBUTIONS..........................................18
     2.1      Members' Original Capital Contributions..............................18
     2.2      Capital Accounts.....................................................18
     2.3      Additional Capital Contributions; Preemptive Right...................19
     2.4      Company Funds........................................................19
     2.5      Other Borrowings; Member Loans.......................................20
     2.6      Other Matters........................................................21

SECTION 3  ALLOCATIONS.............................................................21
     3.1      Profits..............................................................21
     3.2      Losses...............................................................21
     3.3      Certain Allocations..................................................22
     3.4      Curative Allocations.................................................24
     3.5      Other Allocation Rules...............................................24
     3.6      Tax Allocations: Code Section 704(c).................................24

SECTION 4  DISTRIBUTIONS...........................................................25
     4.1      Initial Distribution.................................................25
     4.2      Available Cash.......................................................25
     4.3      Tax Distributions....................................................25
     4.4      Amounts Withheld.....................................................26

SECTION 5  MANAGEMENT..............................................................26
     5.1      Authority of the Managing Member.....................................26
     5.2      Officers.............................................................27
     5.3      Liability of Members.................................................28
     5.4      Indemnification......................................................28


                                       i
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

     5.5      Interested Party Transactions........................................30

SECTION 6  ACCOUNTING, BOOKS AND RECORDS...........................................30
     6.1      Accounting, Books and Records........................................30
     6.2      Reports..............................................................31
     6.3      Tax Returns and Information..........................................32

SECTION 7  DISPOSITIONS OF INTERESTS...............................................33
     7.1      Restriction on Dispositions..........................................33
     7.2      Permitted Transfers..................................................33
     7.3      Conditions to Permitted Transfers....................................34
     7.4      Put and Call Rights..................................................36
     7.5      Net Equity...........................................................37
     7.6      Gross Appraised Value................................................38
     7.7      Extension of Time....................................................39
     7.8      Tagalong Rights......................................................39
     7.9      Prohibited Dispositions..............................................40
     7.10     Representations Regarding Acquisitions of Interests..................40
     7.11     Distributions and Allocations in Respect of Transferred Interests....40

SECTION 8  DISSOLUTION AND WINDING UP..............................................41
     8.1      Liquidating Events...................................................41
     8.2      Winding Up...........................................................41
     8.3      Deemed Distribution and Recontribution...............................43
     8.4      Rights of Members....................................................43
     8.5      Notice of Dissolution................................................44
     8.6      Deemed Sale and Allocation...........................................44

SECTION 9  DISPUTE RESOLUTION......................................................44
     9.1      Dispute Resolution; Arbitration......................................44
     9.2      Jurisdiction; Service of Process.....................................45

SECTION 10  MISCELLANEOUS..........................................................46
     10.1     Notices..............................................................46
     10.2     Binding Effect.......................................................47
     10.3     Construction.........................................................47
     10.4     Time.................................................................47
     10.5     Table of Contents; Headings..........................................47
     10.6     Severability.........................................................47
     10.7     Confidentiality......................................................48
     10.8     Further Action.......................................................49
     10.9     Governing Law........................................................49
     10.10    Waiver of Action for Partition.......................................50
     10.11    Counterpart Execution................................................50
     10.12    Specific Performance.................................................50
     10.13    Entire Agreement.....................................................50



                                       ii
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

     10.14    Limitation on Rights of Others.......................................51
     10.15    Waivers; Remedies....................................................51
     10.16    Amendment............................................................51


                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           ARCH WESTERN RESOURCES LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

         This LIMITED LIABILITY COMPANY AGREEMENT of ARCH WESTERN RESOURCES LLC (the "Company") is entered into as of the 1st day of June, 1998, by and between Arch Western Acquisition Corporation, a Delaware corporation ("Arch Member") directly or indirectly owned by Arch Coal, Inc., a Delaware corporation ("Arch"), and Delta Housing Inc., a Delaware corporation ("ARCO Member") directly or indirectly owned by Atlantic Richfield Company, a Delaware corporation ("ARCO").

         WHEREAS, on March 17, 1998 (the "Formation Date"), Arch Member caused the Company to be formed as a Delaware limited liability company; and

         WHEREAS, on the date hereof, Arch Member has acquired for cash, among other things (i) a 65% membership interest in Canyon Fuel Company, a Delaware limited liability company ("Canyon Fuel"), (ii) all of the membership interests in Mountain Coal Company L.L.C., a Delaware limited liability company ("MCC"), and (iii) all of the membership interests in ARCO Uinta Sub, a Delaware limited liability company ("AUS"), in each case from ARCO Uinta Coal Company, a Delaware corporation ("ARCO Uinta"), pursuant to that certain Purchase and Sale Agreement dated as of March 22, 1998 between Arch, Arch Member, ARCO and ARCO Uinta (the "Purchase and Sale Agreement"), and contributed such assets, together with membership interests owned by Arch Member in Arch of Wyoming LLC, a Delaware limited liability company ("Arch Wyoming"), to the Company in exchange for membership interests in the Company; and

         WHEREAS, on the date hereof ARCO has (i) contributed certain assets to Thunder Basin Coal Company L.L.C., a Delaware limited liability company ("TBCC"), and has contributed all of the membership interests in TBCC to the Company in exchange for interests in the Company, (ii) contributed such membership interests in the Company to ARCO Member, and (iii) contributed all of the stock owned by it of L.A. Export Terminal Inc., a Delaware corporation ("LAXT"), and certain other assets, to AUS in exchange for interests in AUS, and ARCO Member has contributed its membership interests in State Leases LLC, a Delaware limited liability company ("SLLLC"), to the Company in exchange for membership interests in the Company; and

         WHEREAS, certain of the foregoing transactions have been effected pursuant to a Limited Liability Contribution Agreement, dated as of March 22, 1998 (the "Contribution Agreement"), among Arch, Arch Member, ARCO, ARCO Member and the Company, providing for, among other things, additional capitalization of the Company and the admission of each of

Arch Member, ARCO and ARCO Member as members or continuing members of the Company (each, a "Member");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                    SECTION 1

                               GENERAL PROVISIONS

         1.1 Maintenance.

         The Members hereby agree to maintain the Company as a limited liability company under and pursuant to the Act (as hereinafter defined) and this Agreement. Except as provided in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution, winding up and termination of the Company shall be governed by the Act.

         1.2 Name.

         The name of the Company shall be Arch Western Resources LLC and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other names (but excluding a name that includes the name ARCO, Atlantic Richfield or any derivation thereof, unless ARCO Member has consented thereto).

         1.3 Purpose.

                  (a) Subject to, and upon the terms and conditions of this Agreement, the purposes and business of the Company shall be to manage and maintain a business engaged in the production trading, marketing and sale of coal, to acquire, hold, own, operate, manage, finance, encumber, sell, or otherwise dispose of and otherwise use the Property, and to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes and as may be necessary, incidental or convenient to carry out the business and purposes of the Company, including the issuance and performance of the Company Debt and any Successor Debt.

                  (b) The Company shall have all the powers now or hereafter conferred by the laws of the State of Delaware on limited liability companies formed under the Act and, subject to the terms of this Agreement, may do any and all lawful acts or things that are necessary, appropriate, incidental or convenient for the furtherance and accomplishment of the purposes of the Company. Without limiting the generality of the foregoing, the Company may enter into, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may be necessary or appropriate to carry out its purposes and conduct its business.

                  (c) Contemporaneously with the execution and delivery of this Agreement, the transactions contemplated by the Purchase and Sale Agreement and the Contribution Agreement shall have been consummated, pursuant to which, among other things, Arch Member has contributed to the Company the Arch Sub Membership Interests and the Cash Contribution, and ARCO Member has contributed to the Company the ARCO Sub Membership Interests and certain other assets and rights as provided in the Contribution Agreement.

                  (d) Simultaneously with the execution and delivery of this Agreement, the Company has issued the Company Debt and ARCO Member has executed and delivered the ARCO Member Guarantee.

         1.4 Principal Executive Office.

         The principal executive office of the Company shall be located in such place as determined by the Managing Member, and the Managing Member may change the location of the principal executive office of the Company to any other place, within or without the State of Delaware, upon ten Business Days' prior notice to each of the Members, provided that such principal executive office shall be located in the United States. The initial principal executive office of the Company shall be located at Suite 300, CityPlace One, St. Louis, Missouri 63141. The Managing Member may establish and maintain such additional offices and places of business of the Company, within or without the State of Delaware, as it deems appropriate.

         1.5 Term.

         The term of the Company commenced on the Formation Date and shall continue until the winding up and liquidation of the Company and its business is completed following a Liquidating Event, as provided in Section 8.

         1.6 Filings; Agent for Service of Process.

                  (a) The Managing Member shall take any and all actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of Delaware. The Managing Member shall cause amendments to the Certificate of Formation of the Company (the "Certificate") to be filed whenever required by the Act. The Members shall be provided with copies of each document filed or recorded as contemplated by this
Section 1.6 promptly following the filing or recording thereof.

                  (b) The Managing Member shall cause to be filed an original or amended Certificate and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other states or jurisdictions in which the Company engages in business.

                  (c) The registered agent for service of process on the Company shall be CT Corporation or any successor as appointed by the Managing Member in accordance with the Act. The registered office and statutory agent in Delaware shall be as set forth in the Certificate until such time as the registered office or statutory agent is changed in accordance with the Act.

         1.7 Title to Property.

         No Member shall have any ownership interest in its individual name or right in any Property owned, directly or indirectly, by the Company, and each Member's Interest shall be personal property for all purposes. The Company shall hold all of its Property in the name of the Company or its nominee and not in the name of any Member. Members' Interests shall not be "securities" governed by
Article 8 of the Uniform Commercial Code of any jurisdiction, and the Members will neither cause, suffer nor permit any action that would produce a contrary result.

         1.8 Payments of Individual Obligations.

         The Company's credit and Property shall be used solely for the benefit of the Company, and no Property of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

         1.9 Independent Activities.

         Each Member and any of its Affiliates shall be required to devote only such time to the affairs of the Company as such Member determines in its sole discretion may be necessary to manage and operate the Company to the extent contemplated by this Agreement, and nothing in this Agreement shall preclude any Member from engaging in the coal business or any other business for its own account, whether in the geographic area of any of the Property or otherwise; provided that ARCO Member and its Affiliates shall not engage in the coal business in the State of Wyoming or the State of Colorado for two years after the date of this Agreement.

         1.10 Definitions.

         Capitalized words and phrases used in this Agreement have the following meanings:

                  "Act" means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

                  "Acceptable Debt Rating" means with respect to any Person, that such Person's unsecured noncredit-enhanced Indebtedness has a rating of at least Ba3 from Moody's Investors Service or at least BB- from Standard & Poors Ratings Group (a division of McGrall Hill, Inc.).

                  "Accountants" means, as of any time, such firm of nationally recognized independent certified public accountants that, as of such time, has been appointed by the Managing Member as the accountants for the Company.

                  "Additional Capital Contributions" means, with respect to each Member, the Capital Contributions made by such Member pursuant to Section 2.3, reduced by the amount of any liabilities of such Member assumed by the Company in connection with such Capital Contributions or which are secured by any Property contributed by such Member as a part of such Capital Contributions.

                  "Additional Contribution Agreement" means a contribution agreement providing for the contribution of Property or cash to the Company, the terms of which have been approved by the Managing Member.

                  "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5)
and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of
Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  "Affiliate" means, with respect to any Person, any other Person that directly and/or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (i) neither the Company, nor any Person controlled by the Company, shall be deemed to be an Affiliate of any Member or of any Affiliate of any Member and (ii) no Member or any Affiliate thereof shall be deemed to be an Affiliate of any other Member or any Affiliate thereof solely by virtue of its Interest in the Company. As used with respect to ARCO, "Affiliate" shall not include ARCO Chemical Company, a Delaware corporation, or Vastar Resources, Inc., a Delaware corporation. As used with respect to Arch, "Affiliate" shall not include Ashland Inc., a Kentucky corporation.

                  "Agreement" means this Limited Liability Company Agreement, including all Schedules hereto, as amended from time to time.

                  "Allocation Year" means (i) the period commencing on the Formation Date and ending on December 31, 1998, (ii) any subsequent twelve (12) month period commencing on

January 1 and ending on December 31, or (iii) any portion of the period described in clause (i) or (ii) for which the Company is required to allocate Profits, Losses, and other items of Company income, gain, loss or deduction pursuant to this Agreement.

                  "Arch Intercompany Loan" means each loan or advance made by the Company to Arch or an Affiliate of Arch, which shall be evidenced by a demand promissory note of Arch or such Affiliate, shall bear interest payable no less frequently than quarterly from the date made until paid in full at a rate per annum to be determined by the Managing Member that is no less favorable to the Company than if such loan or advance had been made to ARCH or such Affiliate by an unaffiliated financial institution.

                  "Arch Sub Membership Interests" means the membership interests owned by Arch Member in Canyon Fuel, MCC, AUS and Arch Wyoming.

                  "ARCO Assets" shall mean the ARCO Sub Membership Interests (and the assets, rights and properties of each of the entities whose membership interests are included therein) and all other assets and rights contributed to the Company by ARCO or any Affiliate of ARCO pursuant to the Contribution Agreement.

                  "ARCO Member Guarantee" means the Collection Guaranty Agreement, dated as of even date herewith, executed and delivered by ARCO Member, pursuant to which ARCO Member has guaranteed the Company's obligations under the Company Debt and Successor Debt.**

                  "ARCO Sub Membership Interests" shall mean the entire membership interest in TBCC, and certain other assets and interests described in the Contribution Agreement.

                  "Available Cash" means as of any date the cash of the Company as of such date less such portion thereof as the Managing Member determines to reserve for Company expenses, debt payments, sinking fund provisions applicable to the Company Debt, Successor Debt or other Indebtedness of the Company, capital improvements, replacements, and contingencies.

                  "Base Credit Level" means, with respect to the Interest Ratio or the Indebtedness Ratio, as the case may be, for each calendar year specified in the table below, the applicable ratio set opposite such year:

---------------------------

         ** ARCO Member Guarantee shall provide that ARCO Member shall not be required to extend such guarantee beyond the fifteenth anniversary of the Closing Date.

        YEAR             INTEREST RATIO      INDEBTEDNESS RATIO
        ----             --------------      ------------------
        1998                2.5 : 1               4.5 : 1
        1999                2.5 : 1               4.5 : 1
2000 and thereafter         3.0 : 1               3.5 : 1

                  "Base Credit Level Compliance" means, as to any Person on any date, that such Person (a) had, as of the last day of the fiscal quarter ended next preceding such date, an Interest Ratio not less than the Base Credit Level Interest Ratio applicable on such date, and an Indebtedness Ratio not greater than the Base Credit Level Indebtedness Ratio applicable on such date, or (b) has, on such date, an Acceptable Debt Rating.

                  "Business Day" means a day of the year on which banks are not required or authorized to close IN the State of Missouri or the State of California.

                  "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                           (i) To each Member's Capital Account there shall be credited such Member's respective Capital Contribution, such Member's distributive share of Profits and any items in the nature of income or gain which are allocated pursuant to Section 3.3 or Section 3.4, and the amount of any Company liabilities which are assumed by such Member or secured by any Property distributed to such Member as permitted by this Agreement.

                           (ii) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed or deemed to be distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of expenses or losses which are allocated pursuant to Section 3.3 or Section 3.4, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

                           (iii) In the event all or a portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

                           (iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) of this definition of "Capital Account," there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.

                  "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) contributed to the Company with respect to the Interests in the Company held or purchased by such Member, including Additional Capital Contributions.

                  "Capitalized Lease Obligation" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP.

                  "Cash Contribution" shall mean the contribution by Arch Member to the Company of cash in the amount of $25,000,000 to reimburse ARCO Member for certain expenditures as permitted under Section 707 of the Code), which contribution forms part of Arch Member's Original Capital Contribution.

                  "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Common Percentage Interest" means initially 99.5% for Arch Member and 0.5% for ARCO Member, or such other percentage determined by dividing the positive balance in the respective Member's Capital Account (less any Preferred Amount included therein) by the aggregate of the positive capital account balances of all Members Capital Accounts.

                  "Company" has the meaning specified in the preamble of this Agreement.

                  "Company Debt" means that certain indebtedness of the Company in the aggregate original principal amount of $675,000,000 incurred by the Company concurrently with the execution and delivery of this Agreement.

                  "Consolidated EBITDA" means, for any Person whose Base Credit Level Compliance is being determined for any Test Period, the Consolidated Net Income of such Person and its Subsidiaries for such Test Period, increased (to the extent deducted in determining such Consolidated Net Income) by the sum of
(i) all taxes of such Person and its Subsidiaries paid or accrued according to GAAP for such Test Period; (ii) Consolidated Interest Expense of such Person and its Subsidiaries for such Test Period; and (iii) depreciation, depletion and amortization and similar non-cash cost recovery expenses (including, to the extent not otherwise included, that percentage of the depreciation, depletion and amortization and such expenses attributable to any Subsidiary of such Person that is not wholly owned equal to the percentage of the equity in such Subsidiary owned by such Person) of such Person and its Subsidiaries for such Test Period determined in accordance with GAAP; provided, however, notwithstanding the foregoing, the Consolidated EBITDA of the Company for each fiscal quarter of the fiscal year ended at December 31, 1997 and for the first two fiscal quarters of the fiscal year ended at December 31, 1998 shall be deemed to be $46,000,000.

                  "Consolidated Indebtedness" means, for any Person whose Base Credit Level Compliance is being determined for any Test Period, Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of the last day of such Test Period.

                  "Consolidated Interest Expense" means (without duplication), with respect to any Person whose Base Credit Level Compliance is being determined for any Test Period, the aggregate amount of interest expense of such Person during such Test Period in respect of all Indebtedness of such Person and its Subsidiaries, including (i) the interest portion of any deferred payment obligation and (ii) the portion of any rental obligation in respect of any Capitalized Lease Obligation allocable to interest expense, all determined on a consolidated basis in accordance with GAAP; provided, however, that for purposes of calculating the Consolidated Interest Expense of the Company and its Subsidiaries for any Test Period, Consolidated Interest Expense for such Test Period shall be reduced by the sum of an amount equal to the interest paid in cash to the Company during such Test Period and, without duplication, the amount of accrued interest recorded by the Company in respect of Arch Intercompany Loans if the obligor thereon is in Base Credit Level Compliance.

                  "Consolidated Net Income" means, with respect to any Person whose Base Credit Level Compliance is being determined, for any Test Period, the consolidated net income (or loss) of such Person and its Subsidiaries for such Test Period, as determined in accordance with GAAP but without regard to any lease payments to ARCO Member under the Little Thunder Lease, provided that there shall be excluded (on an after-tax basis):

                  (i) the income (or loss) of any other Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with such Person, or a Subsidiary of such Person, and the income (or loss) of any other Person, substantially all of the assets of which have been acquired in any manner, realized by such Person prior to the date of acquisition;

                  (ii) the income (or loss) of any other Person (other than a Subsidiary) in which such Person, or any Subsidiary of such Person, has an ownership interest, except to the extent that any such income has been actually received by such Person, or such Subsidiary, in the form of cash dividends or similar cash distributions;

                  (iii) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such Test Period;

                  (iv) any aggregate gain (or any aggregate net loss) during such Test Period arising from the sale, conversion, exchange or other disposition of property (other than in the ordinary course of business);

                  (v) any gains (or losses) resulting from any writeup, writedown or writeoff of any property;

                  (vi) any gain from the collection of the proceeds of life insurance policies; and

                  (vii) any income or gain (or loss) during such Test Period determined in accordance with GAAP resulting from (A) any change in accounting principles, (B) any prior Test Period adjustments resulting from any change in accounting principles, (C) any other extraordinary items, or (D) any discontinued operations or the disposition thereof.

                  "Controlled Affiliate" of any Person means the Parent of such Person and each Subsidiary of such Parent.

                  "Credit Ratios" means, as to any Person, the Interest Ratio and the Indebtedness Ratio of such Person.

                  "Damages" has the meaning specified in the Tax Sharing Agreement.

                  "Depreciation" means, for each Allocation Year, an amount equal to the depreciation, amortization, cost depletion, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, cost depletion or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, subject to Section 3.6 of this Agreement, Depreciation shall be determined with reference to such beginning Gross Asset Value using the method selected by the Managing Member and agreed to by ARCO Member.

                  "Dispose" (including its correlative meanings, "Disposed of", "Disposition" and "Disposed"), with respect to any Interest, means to Transfer, pledge, hypothecate or otherwise dispose of such Interest, in whole or in part, voluntarily or involuntarily, except by operation of law in connection with a merger, consolidation or other business combination of the Company and except that such term shall not include any pledge or hypothecation of, or granting of a security interest in, an Interest that is approved by the Managing Member in connection with any financing obtained on behalf of the Company.

                  "Final Determination" means with respect to any issue or item
(i) the execution of a final and irrevocable closing agreement or other settlement agreement with the Internal Revenue Service, (ii) the expiration of the time for filing a claim for refund or, if a refund claim has been timely filed, the expiration of the time for instigating suit in respect of such refund claim, (iii) the expiration of the time for filing a petition with the Tax Court if no such petition has been filed and no suit has been instigated in respect of the subject matter of such petition, or (iv) a final, unappealable decision of any court of competent jurisdiction.

                  "Fiscal Year" means (i) the period commencing on the Formation Date and ending on December 31, 1998, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Members pursuant to Section 8.2.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as set forth on Schedule 2.1 in the case of the Original Capital Contributions, and otherwise as set forth in the Additional Contribution Agreement;

                           (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their gross fair market values (taking Code
         Section 7701(g) into account) as of the following times: (A) the acquisition of an Interest by any new Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an Interest; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

                           (iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution;

                           (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code
         Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, subparagraph (v) of the definition of "Profits" and "Losses" and Section 3.3(i), provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagaph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph
         (iv); and

                           (v) If Gross Asset Value is required to be determined for the purpose of Section 7, Gross Asset Value shall be determined in the manner set forth in such Section.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii), (iii) or (iv) hereof, such Gross Asset Value shall thereafter be adjusted by the

Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  "Hypothetical Income Tax Amount" means for any Fiscal Year the product of (i) the sum of 4% and the daily weighted average highest marginal federal income tax rate applicable to domestic corporations in effect for such Fiscal Year expressed together as a percentage and (ii) the excess, if any, of
(A) the cumulative amount of net taxable income, gain, loss and deduction reported by the Company on its Internal Revenue Service Forms 1065 over its life determined as of the end of such Fiscal Year, over (B) the larger of zero (0) or the cumulative amount of net taxable income, gain, loss and deduction reported by the Company on its Internal Revenue Service Forms 1065 over its life determined as of the beginning of such Fiscal Year.

                  "Indebtedness" means (without duplication), with respect to any Person, (i) any liability of such Person (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, (B) evidenced by a bond, note, debenture or similar instrument, (C) for the balance deferred and unpaid of the purchase price for any Property or any obligation upon which interest charges are customarily paid (except for trade payables arising in the ordinary course of business), or (D) for any Capitalized Lease Obligation; (ii) any obligation (excluding landowner royalty obligations) of any Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a consensual lien on property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; and (iii) all guarantees of such Person of the indebtedness of any other Person of the type referred to in clause (i), except for guarantee obligations of Arch, not exceeding $25,000,000, of the reimbursement obligations of its Affiliates in respect of a letter of credit supporting the outstanding bonds issued by Dominion Terminal Associates.

                  "Indebtedness Ratio" means, with respect to any Test Period for any Person whose Base Credit Level Compliance is being determined, the ratio of Consolidated Indebtedness of such Person, on the last day of such Test Period, to Consolidated EBITDA for such Test Period; provided, however, that for purposes of calculating the Indebtedness Ratio of the Company for any Test Period (i) Indebtedness of the Company on the last day of such Test Period shall be reduced by (a) the outstanding principal amount of all Arch Intercompany Loans if but only if, on the last day of such Test Period the obligor on such Arch Intercompany Loans (or the guarantor of payment thereof) is in Base Credit Level Compliance and (b) the cash balance of the Company and its Subsidiaries on the last day of such Test Period, and (ii) Consolidated EBITDA of the Company shall be increased by the amount of accrued interest recorded by the Company in respect of Arch Intercompany Loans if the obligor thereon is in Base Credit Level Compliance.

                  "Interest" means, as to any Member, all of the interests of such Member in the Company, including any interest represented by the Preferred Capital Amount and any and all benefits to which the holder of an interest in the Company may be entitled as provided in this

Agreement and under the Act, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

                  "Interest Ratio" means, with respect to any Test Period for any Person whose Base Credit Level Compliance is being determined, the ratio of Consolidated EBITDA of such Person, for such Test Period to Consolidated Interest Expense of such Person for such Test Period.

                  "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within 60 days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within 60 days.

                  "Little Thunder Lease" means the Master Lease dated August 8, 1997 between LTLC as lessor and TBCC as lessee, as amended pursuant to an Amendment to Master Lease dated January 27, 1998.

                  "LTLC" means Little Thunder Leasing Company, a Delaware corporation.

                  "Major Actions" has the meaning specified in Section 5.1(c).

                  "Managing Member" means Arch Member.

                  "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

                  "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                  "Parent" means (i) with respect to Arch Member (and its Controlled Affiliates), Arch, and (ii) with respect to ARCO Member (and its Controlled Affiliates), ARCO. With respect to any other Person hereafter admitted to the Company as a Member, the Parent with respect to such Member shall be the Person identified as such in an Additional Contribution Agreement or in a Schedule to be attached to this Agreement in connection with the admission of such Member. In the event of a Permitted Transaction, the new Parent of the applicable Member immediately following such Permitted Transaction will be the ultimate parent entity (as determined in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act")) of such Member (or such Member if it is its own ultimate parent entity); provided that if such ultimate parent entity is not a Publicly Held Person then the next highest corporate entity in the ownership chain from such ultimate parent entity through the Member which is a Publicly Held Person shall be deemed to be the new Parent. If there is no intermediate Publicly Held Person or if the ultimate parent entity is an individual, the Parent shall be the highest entity in the ownership chain from the ultimate parent entity through the Member which is not an individual.

                  "Partner Nonrecourse Debt" has the meaning set forth in
Section 1.704-2(b)(4) of the Regulations.

                  "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                  "Partner Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

                  "Partnership Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

                  "Permitted Transaction" with respect to a Member means a transaction or series of related transactions in which the Parent or any Affiliate of a Member Transfers its interest in any Affiliate that owns an Interest in the Company to a Controlled Affiliate.

                  "Person" means any individual, partnership, corporation, limited liability company, trust, or other entity.

                  "Preferred Capital Amount" means that portion of ARCO Member's Original Capital Contribution equal to $2,399,000, for which capital ARCO Member is entitled to a preferential distribution in accordance with this Agreement. This Preferred Capital Amount will be reduced by any payments with respect to the Preferred Capital Amount in excess of accrued Preferred Return.

                  "Preferred Return" means an amount equal to 4% per annum, compounded annually, calculated on the Preferred Capital Amount balance.

                  "Profits" and "Losses" means, for each Allocation Year, an amount equal to the Company's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                           (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses," shall be subtracted from such taxable income or loss;

                           (iii) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

                           (iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

                           (v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
         Section 743 is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                           (vi) Notwithstanding any other provision of this definition of "Profits" or Losses," any items which are allocated pursuant to Section 3.3 or Section 3.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of income, gain, loss or deduction available to be allocated pursuant to Sections 3.3 and 3.4 shall be determined by applying rules analogous to those set forth in this definition of "Profits" and "Losses."

                  "Publicly Held" means, with respect to any Person, that such Person has a class of equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

                  "Property" means all real and personal property owned, contributed to or acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

                  "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code.

                  "Subsidiary" of any Person means a corporation, company or other entity (i) more than 50% of whose outstanding shares or equity securities are, as of the time of such determination, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such person and/or its Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest is, as of the time of such determination, owned or controlled, directly and/or indirectly through one or more Subsidiaries, by such Person, or in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

                  "Successor Debt" means indebtedness incurred by the Company to refinance or repay the Company Debt or other Successor Debt; provided, however, that the indebtedness incurred to refinance or repay any Company Debt or Successor Debt shall not exceed the aggregate principal amount of such Company Debt or Successor Debt outstanding immediately prior to such refinancing or repayment.

                  "Tax Sharing Agreement" means that certain agreement of even date herewith by and among Arch, Arch Member and ARCO Member.

                  "Test Period" means, in respect of any proposed Major Action, the period of the most recent four consecutive fiscal quarters of the Person whose Base Credit Level Compliance is being determined for which financial statements of such Person are available on the date on which such Major Action is proposed to be taken.

                  "Transfer" (including its correlative meaning, "Transferred") means, as a noun, any sale, exchange, assignment or transfer and, as a verb, to sell, exchange, assign or transfer.

         1.11 Additional Definitions.

               Defined Term                       Defined in
               ------------                       -----------
"Arch"                                          Preamble
"Arch Member"                                   Preamble
"Arch Member Original Capital Contribution"     Section 2.1
"Arch Wyoming"                                  Preamble
"ARCO"                                          Preamble
"ARCO Member"                                   Preamble
"ARCO Member Original Capital Contribution"     Section 2.1
"ARCO Uinta"                                    Preamble
"Agents"                                        Section 10.7
"AUS"                                           Preamble

"Call Notice"                                   Section 7.4(b)
"Canyon Fuel"                                   Preamble
"Certificate"                                   Section 1.6
"Confidential Information"                      Section 10.7
"Contribution Agreement"                        Preamble
"Exchange Act"                                  Section 6.2
"First Appraiser"                               Section 7.6
"Formation Date"                                Preamble
"Gross Appraised Value"                         Section 7.6
"Issuance Items"                                Section 3.3(h)
"LAXT"                                          Preamble
"Liquidating Events"                            Section 8.1
"MCC"                                           Preamble
"Member"                                        Preamble
"Member Loan"                                   Section 2.5
"Net Equity"                                    Section 7.5
"Net Equity Notice"                             Section 7.5
"Original Capital Contributions"                Section 2.1
"Permitted Transfer"                            Section 7.2
"Purchase and Sale Agreement"                   Preamble
"Put Notice"                                    Section 7.4(a)
"Receiving Party"                               Section 10.7
"Regulatory Allocations"                        Section 3.4
"Restricted Party"                              Section 10.7
"Second Appraiser"                              Section 7.6
"Senior Credit Agreement"                       Section 2.5
"SLLLC"                                         Preamble
"Tagalong Notice"                               Section 7.8
"Tagalong Offer"                                Section 7.8
"Tagalong Period"                               Section 7.8
"Tagalong Purchaser"                            Section 7.8
"Tagalong Transaction"                          Section 7.8
"Tax Matters Partner"                           Section 6.3
"TBCC"                                          Preamble
"Third Appraiser"                               Section 7.6
"Transferring Member"                           Section 7.8

         1.12 Terms Generally.

         The definitions in Sections 1.10 and 1.11 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase

"without limitation." The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections and Schedules shall be deemed references to Sections of, and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                    SECTION 2

                         MEMBERS' CAPITAL CONTRIBUTIONS

         2.1 Members' Original Capital Contributions.

         The transfer to the Company by Arch Member of the Arch Sub Membership Interests and the Cash Contribution ("Arch Member Original Capital Contribution") and the transfer to the Company by ARCO and ARCO Member of the ARCO Sub Membership Interests in accordance with the Contribution Agreement ("ARCO Member Original Capital Contribution") shall constitute the Members' Original Capital Contributions. Such Original Capital Contributions shall have the respective Gross Asset Values set forth in Schedule 2.1 of this Agreement.

         2.2 Capital Accounts.

                  (a) A single Capital Account shall be maintained for each Member (regardless of the time or manner in which such interests were acquired) in accordance with the capital accounting rules of Section 704(b) of the Code, and the regulations thereunder (including particularly Section 1.704-1(b)(2)(iv) of the Regulations).

                  (b) If the Gross Asset Value of any Company Property is adjusted, the Capital Accounts of the Members shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such Property (that has not been reflected in the Capital Account or Preferred Capital Amount previously) would be allocated among the Members if there were a taxable disposition of such Property for such Gross Asset Value.

                  (c) The Tax Matters Partner shall direct the Accountants to make all necessary adjustments in each Member's Capital Account as required by the capital accounting rules of Section 704(b) of the Code and the Regulations thereunder.

         2.3 Additional Capital Contributions; Preemptive Right.

         Arch Member may contribute to the Company from time to time cash or other property, provided that:

                  (a)      any Capital Contribution made pursuant to this
Section 2.3 shall be subject to the terms and provisions of an Additional Contribution Agreement;

                  (b) in the event of any Additional Capital Contribution by Arch Member or any other Person, ARCO Member shall have the preemptive right and option to subscribe for and contribute, in cash or property (including conversion of all or part of its Preferred Capital Amount for value based on the principal amount thereof and any accrued but unpaid Preferred Return), all or such portion of the contemplated Additional Capital Contribution as ARCO Member desires and as is necessary to maintain ARCO Member's Common Percentage Interest in the Company; and

                  (c) to the extent ARCO Member shall not agree with the Gross Asset Values proposed by the Managing Member in connection with any Additional Contribution Agreement involving non-cash contributions, ARCO Member shall be entitled by notice to invoke the appraisal procedures in Section 7.6 for determination of such Gross Asset Values.

         2.4 Company Funds.

         The funds of the Company shall be utilized for the Company's benefit as the Managing Member shall determine, including being deposited in such bank accounts, utilized in Company operations, contributed or loaned to Subsidiaries of the Company, or, subject to Section 5.1(c) and any limitations imposed in Senior Credit Agreements, invested in such investments or loaned, from time to time, to the Managing Member on a demand basis, which loans shall bear interest at a rate equal to the interest rate applicable to borrowings by Arch under its primary bank credit facility.

         2.5 Other Borrowings; Member Loans.

                  (a) In order to satisfy the Company's financial needs, the Company may, if so approved by the Managing Member and subject to Section 5.1(c), borrow from (i) banks, lending institutions or other unrelated third parties, and may pledge Company Property or the production of income therefrom to secure and provide for the repayment of such loans and (ii) any Member or an Affiliate of a Member. Loans made by a Member or an Affiliate of a Member (a "Member Loan") shall be evidenced by a promissory note of the Company and, subject to the last two sentences of Section 2.5(b), shall bear interest payable quarterly from the date made until paid in full at a rate per annum to be determined by the Managing Member that is no less favorable to the Company than if the loan had been made by an independent third party.

                  (b) Unless otherwise determined by the Managing Member, all Member Loans shall be unsecured and the promissory notes evidencing the same shall be nonnegotiable and, except as otherwise provided in Section 2.5(c), nontransferable. Repayment of the principal amount of and accrued interest on all Member Loans shall be subordinated to the repayment of the principal of and accrued interest on the Company Debt, the Successor Debt and any other indebtedness for borrowed money of the Company to third party lenders to the extent required by the applicable provisions of the instruments creating such indebtedness to third party lenders ("Senior Credit Agreements"). All amounts required to be paid in accordance with the terms of the Member Loans and all amounts permitted to be prepaid thereon shall be applied to the notes held by the Members in accordance with the order of payment contemplated by Section 8.2(b)(ii) and (iii). Subject to the terms of applicable Senior Credit Agreements, Member Loans shall be repaid to the Members at such times as the Company has sufficient funds to permit such repayment without jeopardizing the Company's ability to meet its other obligations on a timely basis. Nothing contained in this Agreement or in any promissory note issued by the Company hereunder shall require the Company or any Member to pay interest or any amount as a penalty at a rate exceeding the maximum amount of interest permitted to be collected from time to time under applicable usury laws. If the amount of interest or of such penalty payable by the Company or any Member on any date would exceed the maximum permissible amount, it shall be automatically reduced to such amount, and interest or the amount of the penalty for any subsequent period, to the extent less than that permitted by applicable usury laws, shall, to that extent, be increased by the amount of such reduction.

                  (c) An election by a Member to purchase all or any portion of another Member's Interest pursuant to Section 7 shall also constitute an election to purchase an equivalent portion of any outstanding Member Loans held by such selling Member, and each purchasing Member shall be obligated to purchase a percentage of such Member Loans equal to the percentage of the selling Member's Interest such purchasing Member is obligated to purchase for a price equal to the outstanding principal and accrued and unpaid interest on such Member Loans through the date of the closing of such purchase (or such lesser amount as shall be specified by the selling Member as the price for such Member Loans).

         2.6 Other Matters.

                  (a) No Member shall have the right to demand or, except as otherwise provided in Sections 4.2 and 8.2, receive a return of all or any part of its Capital Account or its Capital Contributions or withdraw from the Company without the consent of all Members. Subject to Section 8, under circumstances requiring a return of all or any part of its Capital Account or Capital Contributions, no Member shall have the right to receive Property other than cash.

                  (b) No Member shall have any obligation to restore any portion of any deficit balance in such Member's Capital Account, whether upon liquidation of its interest in the Company, liquidation of the Company or otherwise.

                  (c) No other Member shall have any personal liability for the repayment of any Capital Contributions of any Member.

                  (d) No Member shall be entitled to receive interest on its Capital Contributions or Capital Account.

                                    SECTION 3

                                   ALLOCATIONS

         3.1 Profits.

         After giving effect to the allocations set forth in Sections 3.3 and 3.4, Profits for any Allocation Year shall be allocated in the following order and priority: (a) first, to ARCO Member in an amount sufficient to cover the aggregate amounts distributed pursuant to this Section 3.1 for the current and all prior periods to equal the total amount of Preferred Return paid to ARCO Member during the current and all prior periods, (b) second, to Members in proportion to, and to the extent of, an amount equal to the excess, if any, of
(i) the cumulative losses allocated to each such Member pursuant to Section 3.2(b) for all prior Allocation Years, over (ii) the cumulative profits allocated to such Member pursuant to this Section 3.1(b) for all prior Allocation Years, and (c) thereafter, among the Members in proportion to their respective Common Percentage Interests.

         3.2 Losses.

         After giving effect to the allocations set forth in Sections 3.3 and 3.4, Losses for any Allocation Year shall be allocated among the Members (a) first, in proportion to their Common Percentage Interests to the extent of their respective positive capital accounts, (b) second, to Members having positive capital account balances in proportion to such positive capital account balances, and (c) thereafter, in proportion to their respective Common Percentage Interests.

         3.3 Certain Allocations.

         The following allocations shall be made in the following order:

                  (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Partnership Minimum Gain during any Allocation Year, each Member shall be allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt during any Allocation Year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5) or Section
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

                  (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Allocation Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) hereof and this Section 3.3(d) were not in the Agreement.

                  (e) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be allocated among the Members in proportion to their respective Common Percentage Interests.

                  (f) Nonrecourse Debt Allocation. To the extent necessary to determine a Member's share of nonrecourse liabilities under Section 1.752-3(a)(3) of the Regulations, the Company Debt shall be allocated 100% to ARCO Member and all other nonrecourse liabilities of the Company shall be allocated to the Members in proportion to their respective Common Percentage Interests.

                  (g) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Allocation Year shall be allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with
Section 1.704-2(i)(1) of the Regulations.

                  (h) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) of the Regulations to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with their interests in the Company in the event Section 1.704-1(b)(2)(iv)(m)(2) of the Regulations applies, or to the Member to whom such distribution was made in the event Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations applies.

                  (i) Allocations Relating to Taxable Issuance of Company Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an Interest by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

         3.4 Curative Allocations.

         The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(g), 3.3(h) and 3.3(i) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Managing Member shall make such offsetting allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1,
3.2 and 3.3(i). In exercising its discretion under this Section 3.4, the Managing Member shall take into account future Regulatory Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 3.3(e) and 3.3(g).

         3.5 Other Allocation Rules.

                  (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member using any permissible method under Code Section 706 and the Regulations thereunder.

                  (b) The Members are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.

         3.6 Tax Allocations: Code Section 704(c).

         In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

         In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. With respect to the allocations under this Section 3.6, for purposes of Code Section 704(c), the Company shall employ the method prescribed in Section 1.704-3(b) of the Regulations (the "traditional method") or any equivalent successor Regulations.

         Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

                                    SECTION 4

                                  DISTRIBUTIONS

         4.1 Initial Distribution.

         As soon as is practicable after the issuance of the Company Debt, there shall be distributed to ARCO Member cash in the amount of $700,000,000, of which $25,000,000 is to reimburse ARCO Member for certain capital expenditures under
Section 1.707-4(d) of the Regulations.

         4.2 Available Cash.

                  (a) Except as otherwise provided in Sections 4.3 and 8.2 and subject to any applicable provisions of the Company Debt or Successor Debt, distributions to the Members shall be made first to ARCO Member in an amount equal to the accrued and unpaid cumulative Preferred Return, if any, and second, to the Members pro rata in proportion to each Member's respective Common Percentage Interests.

                  (b) Any such distributions may be made at such times and in such amounts as the Managing Member shall determine. Except as otherwise provided in Section 4.3, or as may be determined desirable by both the Managing Member and the maker of any Member Loans, the Company shall pay in full all Member Loans (in accordance with the order of payment contemplated by Section 8.2(b)) prior to making any cash distributions to the Members.

         4.3 Tax Distributions.

         Subject to applicable provisions of the Company Debt or Successor Debt, Available Cash shall be distributed to the Members in proportion to their Common Percentage Interests within 135 days after the end of each Fiscal Year of the Company in an aggregate amount equal to the Hypothetical Income Tax Amount for such Fiscal Year.

         4.4 Amounts Withheld.

         All amounts withheld pursuant to the Code or any provision of any state or local tax law from any payment or distribution to a Member shall be treated as amounts paid or distributed to such Member pursuant to this Section 4 for all purposes under this Agreement. The Managing Member is authorized to withhold from payments and distributions to any Member and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law.

                                    SECTION 5

                                   MANAGEMENT

         5.1 Authority of the Managing Member.

                  (a) General Authority. Subject to Section 5.1(c), the Managing Member shall conduct the business and affairs of the Company. Except where the approval of the Members is expressly required by this Agreement or non-waivable provisions of applicable law, the Managing Member shall have full and complete authority, power and discretion to manage and control the business, affairs and property of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

                  (b) Delegation. The Managing Member shall have the power to delegate authority to such officers, employees, agents and representatives of the Company as it may from time to time deem appropriate.

                  (c) Actions Requiring Consent of Members. Each of the following actions (each such action, whether it constitutes a single and separate transaction or part of a series of two or more related transactions, being treated as a single and separate action and being herein referred to as a "Major Action") shall require the prior written approval of all the Members if the Company shall not on the date on which such Major Action is proposed to be taken be in Base Credit Level Compliance:

                           (1) any distributions of cash or Property to, or any loans to or other investments in, any Member or any Affiliate of any Member, except for Required Tax Distributions as set forth in
         Section 4.3;

                           (2)      incurrence by the Company of any
         Indebtedness other than the Company Debt or any Successor Debt;

                           (3) the sale, lease, abandonment or other disposition of all or any portion of the assets, properties and rights of the Company otherwise than in the ordinary course of business; and

                           (4) the consolidation or merger of the Company with or into any other Person.

                  (e) Covenant. The Managing Member covenants and agrees that the Company will treat the Company Debt and the Successor Debt as a "recourse liability" as defined in Section 1.752-1(a)(1) of the Regulations with respect to which ARCO Member bears the "economic risk of loss" for purposes of
Section 1.752-2 of the Regulations unless such treatment is inconsistent with any Final Determination with respect to this matter for the Company.

         5.2 Officers.

                  (a) Enumeration. The Managing Member shall designate a President, a Treasurer and a Secretary of the Company, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board among its members. The Managing Member may also choose one or more Vice Presidents or other officers, one or more Assistant Secretaries and one or more Assistant Treasurers. Each such officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Managing Member may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights, if any, of such officer with the Company.

                  (b) President. The President shall manage the day-to-day operations of and the business of the Company, subject to the control, supervision and oversight of the Managing Member.

                  (c) Vice President. The Vice President or if there shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Managing Member, shall have all of the powers and perform all of the duties of the President during the absence or inability to act of the President. Each Vice President shall also have such other powers and perform such other duties as shall from time to time be prescribed by the Managing Member, the Chairman or the President.

                  (d) Secretary. The Secretary shall have custody of the seal of the Company, if any, and of all books, records, and papers of the Company, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by direction of the Managing Member. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the Secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Managing Member.

                  (e) Treasurer. The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Company in books belonging to the Company, shall deposit all moneys and other valuable effects of the Company in the name and to the credit of the Company in such depositories as may be designated by the Managing Member, and shall also have such other powers and perform such other duties as are incident to the office of the Treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Managing Member.

                  (f) Other Officers and Assistant Officers. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Managing Member shall be as specified by, or pursuant to authority delegated by, the Managing Member at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each officer designated as an assistant shall assist in the performance of the duties of the officer to which he or she is assistant and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

                  (g) Contracts. Any contract to be entered into by the Company may be signed by the President or any Vice President or by any person authorized to do so by the Managing Member, the Chairman or the President.

         5.3 Liability of Members.

         No Member, Managing Member, former Member, no Affiliate of any thereof, nor any partner, shareholder, director, officer, employee or agent of any of the foregoing, shall be liable in damages for any act or failure to act in such Person's capacity as a Member, Managing Member or otherwise on behalf of the Company unless such act or omission constituted bad faith, gross negligence, fraud or willful misconduct of such Person or a violation by such Person of this Agreement. Subject to Section 5.4, each Member, former Member, each Affiliate of any thereof, and each partner, shareholder, director, officer, employee and agent of any of the foregoing, shall be indemnified and held harmless by the Company, its receiver or trustee from and against any liability for damages and expenses, including reasonable attorneys' fees and disbursements and amounts paid in settlement, resulting from any threatened, pending or completed action, suit or proceeding relating to or arising out of such Person's acts or omissions in such Person's capacity as a Member, Managing Member or otherwise involving such Person's activities on behalf of the Company, except to the extent that such damages or expenses result from the bad faith, gross negligence, fraud or willful misconduct of such Person or a violation by such Person of this Agreement. Any indemnity by the Company, its receiver or trustee under this
Section 5.3 shall be provided out of and to the extent of Company Property only.

         5.4 Indemnification.

         Any Person asserting a right to indemnification under Section 5.3 shall so notify the Company in writing. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the indemnified Person shall give such notice promptly (but the failure to so notify shall not relieve the indemnifying Person from any liability which it otherwise may have to such indemnified Person hereunder except to the extent the indemnifying Person is actually prejudiced by such failure to notify). The indemnifying Person shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Person, with counsel satisfactory to the indemnified Person, if it notifies the indemnified Person in writing of its intention to do so within 20 days of its receipt of such notice, without prejudice, however, to the right of the indemnified Person to participate therein through counsel of its own choosing, which participation shall be at the indemnified Person's expense unless (i) the indemnified Person shall have been advised by its counsel that use of the same counsel to represent both the indemnifying Person and the indemnified Person would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified Person which is different from or additional to those available to the indemnifying Person), in which case the indemnifying Person shall not have the right to direct the defense of such action on behalf of the indemnified Person, or (ii) the indemnifying Person shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying Person chooses to defend or prosecute such claim, the Members shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith.

         The indemnified Person shall not settle or permit the settlement of any claim or action for which it is entitled to indemnification without the prior written consent of the indemnifying Person, unless the indemnifying Person shall have failed to assume the defense thereof after the notice and in the manner provided above.

         The indemnifying Person may not without the consent of the indemnified Person agree to any settlement (i) that requires such indemnified Person to make any payment that is not indemnified hereunder, (ii) does not grant a general release to such indemnified Person with respect to the matters underlying such claim or action, or (iii) that involves the sale, forfeiture or loss of, or the creation of any lien on, any material property of such indemnified Person. Notwithstanding the foregoing, the indemnifying Person may not in connection with any such investigation, defense or settlement, without the consent of the indemnified Person, take or refrain from taking any action which would reasonably be expected to materially impair the indemnification of such indemnified Person hereunder or would require such indemnified Person to take or refrain from taking any action or to make any public statement, which such indemnified Person reasonably considers to materially adversely affect its interests.

         Upon the request of any indemnified Person, the indemnifying Person shall use reasonable efforts to keep such indemnified Person reasonably apprised of the status of those aspects of such investigation and defense controlled by the indemnifying Person and shall provide such information with respect thereto as such indemnified Person may reasonably request.

         5.5 Interested Party Transactions.

         Except for the Contribution Agreement and ARCO Member Guarantee, any contract, agreement, relationship or transaction between the Company or any of its Subsidiaries, on the one hand and any Member or any Person in which a Member (including its Controlled Affiliates) has a direct or indirect material financial interest or which has a direct or indirect material financial interest in such Member (each, an "Interested Person") on the other hand, shall be (i) on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties. Notwithstanding the foregoing, in no event may any contract or agreement between the Company or any of its Subsidiaries and Interested Persons involve any subject matter outside the ordinary course of the Company's mining business (including within such business the making of any Arch Intercompany Loans).

                                    SECTION 6

                         ACCOUNTING, BOOKS AND RECORDS

         6.1 Accounting, Books and Records.

         The Company shall maintain at its principal office separate books of account for the Company which (i) shall fully and accurately reflect all transactions of the Company, all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of its business in accordance with GAAP or, to the extent inconsistent therewith, in accordance with this Agreement and
(ii) shall include all documents and other materials with respect to the Company's business as are usually maintained by persons engaged in similar businesses. The Company shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative shall have the right, at any reasonable time and for any lawful purpose related to the affairs of the Company or the investment in the Company by such Member, (i) to have access to and to inspect and copy the contents of such books or records,
(ii) to visit the facilities of the Company and (iii) to discuss the affairs of the Company with its officers, employees, attorneys, accountants, customers and suppliers. The Company shall not charge such Member for such examination and each Member shall bear its own expenses in connection with any examination made for any such Member's account.

         6.2 Reports.

                  (a) In General. The controller of the Company shall be responsible for the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Accountants.

                  (b) Periodic and Other Reports. The Company shall cause to be delivered to each Member the financial statements listed in clauses (i) through (iii) below, prepared, in each case, in accordance with GAAP (and, if required by any Member for purposes of reporting under the Securities Exchange Act of 1934, as amended ("Exchange Act"), Regulation S-X), any of the reports and information listed in subsection (d) below and such other reports as any Member may reasonably request from time to time:

                           (1) As soon as practicable following the end of each Fiscal Year (and in any event not later than 75 days after the end of such Fiscal Year) and at such time as distributions are made to the Members pursuant to Section 8.2 following the occurrence of a Liquidating Event, a balance sheet of the Company as of the end of such Fiscal Year or at the time such distributions are made and the related statements of operations, Members' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, and, if audited, a copy of the audit report thereon by the independent public accountants then serving the Company, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year (in the case of the balance sheet) and the two immediately preceding Fiscal Years (in the case of the statements).

                           (2) As soon as practicable following the end of each of the first three fiscal quarters of each Fiscal Year (and in any event not later than 45 days after the end of each such fiscal quarter), a balance sheet of the Company as of the end of such fiscal quarter and the related statements of operations, Members' Capital Accounts and changes therein, and cash flows for such fiscal quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's fiscal quarter and interim period corresponding to the fiscal quarter and interim period just completed.

                           (3) If the Company is a reporting company under the Exchange Act, all annual and quarterly reports on Form 10-K and 10-Q, all current reports on Form 8-K and all other reports or information required to be filed under the Exchange Act or otherwise prepared and distributed by the Company to any Member or other holders of equity in the Company.

                           (4) Together with the financial statements delivered pursuant to the foregoing clauses (i) and (ii), a certificate of the chief financial officer of the Managing Member, as to (a) compliance by the Company, and by each other Person whose Base Credit Level Compliance purports to be evidenced by such certificate, with the Credit Ratios as of the last day of the Test Period ended on the last day of the reporting period covered by such financial statements, and/or, in each case containing calculations in reasonable detail demonstrating such compliance, and/or
         (b) stating whether on the last day of the reporting period covered by such financial statements, any other such Person, had an Acceptable Debt Rating.

         6.3 Tax Returns and Information.

                  (a) The Managing Member shall act as the "Tax Matters Partner" of the Company within the meaning of Section 6231(a)(7) of the Code (and in any similar capacity under applicable state or local law) (the "Tax Matters Partner"). If the Managing Member shall cease to be a Member, then the Member with the greatest Common Percentage Interest shall thereafter act as the Tax Matters Partner. The Tax Matters Partner shall take reasonable action to cause each other Member to be treated as a "notice partner" within the meaning of Section 6231(a)(8) of the Code. All reasonable expenses incurred by a Member while acting in its capacity as Tax Matters Partner shall be paid or reimbursed by the Company. Each Member shall have the right to have five Business Days advance notice from the Tax Matters Partner of the time and place of, and to participate in (i) any material aspect of any administrative proceeding relating to the determination of Company items at the Company level and (ii) any material discussions with the Internal Revenue Service relating to the allocations pursuant to Section 3 of this Agreement. The Tax Matters Partner shall not initiate any action or proceeding in any court, extend any statute of limitations, or take any other action contemplated by Sections 6222 through 6232 of the Code that would legally bind any other Member other than indirectly through the Company being bound by such action. The Company shall from time to time upon request of any other Member confer, and cause the Company's tax attorneys and Accountants to confer, with such other Member and its attorneys and accountants on any matters relating to a Company tax return or any tax election.

                  (b) The Company shall cause all federal, state, local and other tax returns and reports (including amended returns) required to be filed by the Company to be prepared and timely filed with the appropriate authorities and shall cause all income or franchise tax returns or reports required to be filed by the Company to be sent to each Member for review at least 15 Business Days prior to filing. Unless otherwise determined by the Managing Member, all such income or franchise tax returns of the Company shall be prepared by the Accountants. The cost of preparation of any returns by the Accountants or other outside preparers shall be borne by the Company. Except as otherwise expressly provided herein, all elections required or permitted to be made by the Company under the Code (or applicable state or local tax law) shall be made in such manner as may be determined by the Managing Member to be in the best interests of the Members as a group.

                  (c) The Company shall cause to be provided to each Member as soon as possible after the close of each Fiscal Year (and, in any event, no later than 135 days after the end of each Fiscal Year), a schedule setting forth such Member's distributive share of the Company's income, gain, loss, deduction and credit as determined for federal income tax purposes and any other information relating to the Company that is reasonably required by such Member to prepare its own federal, state, local and other tax returns. At any time after such schedule and information have been provided, upon at least five Business Days' notice from a Member, the Company shall also provide each Member with a reasonable opportunity during ordinary business hours to review and make copies of all work papers related to such schedule and information or to any return prepared under paragraph (b) above. The Tax Matters Partner shall also cause to be provided to each Member, at the time that the quarterly financial statements are required to be delivered pursuant to Section 6.2(b)(ii) above, an estimate of each Member's share of all items of income, gain, loss, deduction and credit of the Company for the fiscal quarter just completed and for the Fiscal Year to date for federal income tax purposes.

                  (d) The Company, each Member and each Affiliate of a Member agrees to take no action inconsistent with the tax-free nature of the reorganization of LTLC, the contribution of the ARCO Assets to the Company, the contribution to ARCO Member of an interest in the Company and the distributions to ARCO Member pursuant to Section 4.1 except to the extent requested by ARCO Member in writing. Each Member and each Affiliate of a Member agrees to take any action pursuant to this Section 6.3(d) reasonably requested by ARCO Member. The Company and each Member will not file any protective claim or election in connection with these matters unless (i) directed to do so by ARCO or (ii) they receive ARCO's prior written consent to such filing, which consent will not be unreasonably withheld.

                                    SECTION 7

                           DISPOSITIONS OF INTERESTS

         7.1 Restriction on Dispositions.

         Except as otherwise permitted by this Agreement, no Member shall Dispose of all or any portion of its Interest.

         7.2 Permitted Transfers.

         Subject to the conditions and restrictions set forth in Section 7.3, a Member may at any time Transfer all or any portion of its Interest (a) to any Controlled Affiliate of such Member, (b) in connection with a Permitted Transaction, (c) to the administrator or trustee of such Member to whom such Interest is transferred in an Involuntary Bankruptcy, (d) pursuant to and in compliance with Section 7.4 or (e) with the prior written consent of the other Members (each a "Permitted Transfer"), provided that unless approved by all Members, no Transfer of a Member's Interest (other than pursuant to Section 7.4) will be a Permitted Transfer if such Transfer would reasonably likely result in
(y) a breach of any covenant, representation or other agreement in any instrument with respect to the Company Debt or any Successor Debt; or (z) otherwise materially adversely affect the creditworthiness of the Company.

         After any Permitted Transfer, the Transferred Interest shall continue to be subject to all the provisions of this Agreement, including the provisions of this Section 7 with respect to the Disposition of Interests. Except in the case of a Transfer of a Member's entire Interest made in compliance herewith, no Member shall withdraw from the Company, except with the consent of the Managing Member. The withdrawal of a Member, whether or not permitted, shall not relieve the withdrawing Member of its obligations under Section 10.7 and shall not relieve such Member or any of its Affiliates of its obligations under, or result in a termination of or otherwise affect, any agreement between the Company and such Member or Affiliate then in effect, except to the extent provided therein.

         7.3 Conditions to Permitted Transfers.

         A Transfer shall not be treated as a Permitted Transfer unless and until the following conditions are satisfied:

                  (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Interests involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer (including reasonable attorneys' fees and expenses, but excluding the portion of the costs of determining Net Equity that are to be borne by the Company as provided in
Section 7.4(d));

                  (b) Except in the case of a Transfer involuntarily by operation of law, the transferee of an Interest (other than, with respect to clause (A) below, a transferee that was a Member prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Managing Member (and, in the case of clause (B) below, the transferor Member),
(A) accept and adopt the terms and provisions of this Agreement, including this
Section 8, and (B) assume the obligations of the transferor Member under this Agreement with respect to the Transferred Interest. The transferor Member shall be released from all such assumed obligations except (x) as otherwise provided in Section 10.7, (y) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement and (z) in the case of a transfer to any Person other than a Member or any of its Controlled Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer;

                  (c) Except in the case of a Transfer involuntarily by operation of law, the transferor and its Affiliates will be obligated to sell to the transferee, and the transferee will be obligated to buy from the transferor and its Affiliates, all Member Loans of the Company held directly or indirectly by the transferor or an Affiliate thereof. If the transferee is a Member or a Controlled Affiliate thereof, the terms of such purchase will include those provided in Section 2.5;

                  (d) Except in the case of a Transfer involuntarily by operation of law, if required by the Managing Member, the transferee shall deliver to the Company an opinion, satisfactory in form and substance to the Managing Member, of counsel reasonably satisfactory to the Managing Member to the effect that the Transfer of the Interest is in compliance with applicable state and federal securities laws;

                  (e) Except in the case of a Transfer involuntarily by operation of law, if required by the Managing Member, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Managing Member reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental agency;

                  (f) Unless otherwise approved by the Managing Member, no Transfer of an Interest shall be made except upon terms which would not, in the opinion of counsel chosen by the Managing Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Interest would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled (or required, as the case may be) (i) immediately to Transfer only that portion of its Interest as may, in the opinion of counsel to the Company, be transferred without causing such a termination and (ii) to enter into an agreement to Transfer the remainder of its Interest, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Interest shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Interest being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s). In determining whether a particular proposed Transfer will result in a termination of the Company, counsel to the Company shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequent proposed Transfers;

                  (g) The transferor or transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Interest until it has received such information; and

                  (h) Except in the case of a Transfer of an Interest involuntarily by operation of law, the transferor and transferee shall provide the Company with an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the other Members, to the effect that such Transfer will not cause the Company to become taxable as a corporation for federal income tax purposes.

         Upon completion of any Permitted Transfer and compliance with the provisions of this Section 7.3, the transferee of the Interest (if not already a Member) shall be admitted as a Member without any further action.

         7.4 Put and Call Rights.

                  (a) ARCO Member Put Right. At any time after the seventh anniversary of the Closing Date (as defined in the Purchase and Sale Agreement), ARCO Member shall have the right, upon providing at least 60 days' advance written notice to Arch Member (a "Put Notice"), to require Arch Member to purchase all or part of ARCO Member's Interest. The price at which ARCO Member's Interest will be so purchased and sold shall be determined by mutual agreement between Arch Member and ARCO Member. If such price is not so agreed upon within 60 days after the date of the Put Notice, such price shall be equal to the sum of (x) if the Preferred Capital Amount or any part thereof is to be sold, an amount equal to all or such portion of the Preferred Capital Amount and any accrued and unpaid Preferred Return thereon, and (y) if the ARCO Member Common Percentage Interest or any part thereof is to be sold, the Net Equity of such Common Percentage Interest or part thereof determined as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Put Notice was given. No Damages or other amounts shall be payable to ARCO Member under the Tax Sharing Agreement in connection with the exercise by ARCO Member of its rights under this Section 7.4(a).

                  (b) Arch Member Call Rights. At any time after the date hereof, Arch Member shall have the right, upon providing at least 60 days' advance written notice (a "Call Notice") to ARCO Member, to purchase or to cause another person to purchase all, but not less than all, of the ARCO Member Interest at a price equal to the sum of (i) the Preferred Capital Amount and any accrued and unpaid Preferred Return thereon, and (ii) the Net Equity of the ARCO Member Common Percentage Interest determined as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Call Notice was given, together with Damages (if any) determined as set forth in the Tax Sharing Agreement.

                  (c) Post 2013 Call Right. At any time after January 1, 2013, Arch Member shall have the right, upon providing at least 60 days advance written Call Notice to ARCO Member, to purchase all of the ARCO Member Interest and any Interest of ARCO Member Transferred at a price equal to the Net Equity of the ARCO Member Interest and/or Transferred Interest determined as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Call Notice was given. No Damages or other amounts shall be payable to ARCO Member under the Tax Sharing Agreement in connection with the exercise by Arch Member of its rights under this Section 7.4(c).

                  (d) Terms of Purchase; Closing. Unless Arch Member and ARCO Member otherwise agree, the closing of the purchase and sale of ARCO Member's Interest shall occur at the principal office of the Company at 10:00 a.m. (local time at the place of the closing) on the first Business Day occurring on or after the 60th day following the last day of the required advance written notice period (subject to the provisions of Section 7.7). At the closing, Arch Member shall pay to ARCO Member, by cash or other immediately available funds, the purchase price for ARCO Member's Interest and ARCO Member shall deliver to Arch Member good title, free and clear of any liens, claims, encumbrances, security interests or options (other than those created by this Agreement and those securing financing obtained by the Company), to the ARCO Member's Interest thus purchased.

         At the closing, the Members shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the ARCO Member's Interest to Arch Member and the assumption by Arch Member of ARCO Member's obligations with respect to the ARCO Member's Interest Transferred to Arch Member. The Company and each Member shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees. The cost of determining Net Equity shall be borne by the Company.

         7.5   Net Equity.

         The "Net Equity" of a Member's Interest, as of any day, shall be the amount that would be distributed to such Member in liquidation of the Company pursuant to Section 8 if (a) all of the Company's business and assets were sold substantially as an entirety for Gross Appraised Value, (b) the Company paid its accrued, but unpaid, liabilities and established reserves pursuant to Section
8.2 for the payment of reasonably anticipated contingent or unknown liabilities and (c) the Company distributed the remaining proceeds to the Members in liquidation, all as of such day, provided that in determining such Net Equity, no reserve for contingent or unknown liabilities shall be taken into account if such Member (or its successor in interest) agrees to indemnify the Company and all other Members for that portion of any such reserve as would be treated as having been withheld pursuant to Section 8.3 from the distribution such Member would have received pursuant to Section 8.2 if no such reserve were established.

         The Net Equity of a Member's Interest shall be determined, without audit or certification, from the books and records of the Company by the Accountants. The Net Equity of a Member's

Interest shall be determined within 30 days of the day upon which the Accountants are apprised in writing of the Gross Appraised Value of the Company's business and assets, and the amount of such Net Equity shall be disclosed to the Company and each of the Members by written notice ("Net Equity Notice"). The Net Equity determination of the Accountants shall be final and binding in the absence of a showing of manifest error.

         7.6 Gross Appraised Value.

         "Gross Appraised Value," as of any day, means the price at which a willing seller would sell, and a willing buyer would buy, the business and assets of the Company, free and clear of all liens and encumbrances, substantially as an entirety and as a going concern in a single arm's-length transaction for cash, without time constraints and without being under any compulsion to buy or sell.

         In connection with provisions of this Agreement that require a determination of Gross Appraised Value, the Managing Member shall appoint an appraiser (the "First Appraiser") and the affected Member or Members shall appoint a second appraiser (the "Second Appraiser"). If the Second Appraiser is not timely designated, the determination of the Gross Appraised Value shall be made by the First Appraiser. The First Appraiser, or each of the First Appraiser and the Second Appraiser if the Second Appraiser is timely designated, shall submit its determination of the Gross Appraised Value to the Company, the Members and the Accountants within 45 days of the date of its selection (or the selection of the Second Appraiser, as applicable). If there are two (2) Appraisers and their respective determinations of the Gross Appraised Value vary by less then ten percent of the higher determination, the Gross Appraised Value shall be the average of the two determinations. If such determinations vary by ten percent or more of the higher determination, the two Appraisers shall promptly designate a third appraiser (the "Third Appraiser"). Neither the Company nor any Member shall provide, and the First Appraiser and Second Appraiser shall be instructed not to provide, any information to the Third Appraiser as to the determinations of the First Appraiser and the Second Appraiser or otherwise influence such Third Appraiser's determination in any way. The Third Appraiser shall submit its determination of the Gross Appraised Value to the Company, the Members and the Accountants within 45 days of the date of its selection. The Gross Appraised Value shall be equal to the average of the two closest of the three determinations, provided that, if the difference between the highest and middle determinations is no more than 105% and no less than 95% of the difference between the middle and lowest determinations, then the Gross Appraised Value shall be equal to the middle determination. The determination of the Gross Appraised Value in accordance with the foregoing procedure shall be final and binding on the Company and each Member. If any Appraiser is only able to provide a range in which Gross Appraised Value would exist, the average of the highest and lowest value in such range shall be deemed to be such Appraiser's determination of the Gross Appraised Value of the Company's business and assets. The Third Appraiser selected pursuant to the provisions of this Section shall be an investment banking firm or other qualified Person with prior experience in appraising businesses comparable to the business of the Company.

         7.7 Extension of Time.

         If any transfer of a Member's Interest in accordance with this Section 7 requires the consent, approval, waiver, or authorization of any government department, board, bureau, commission, agency or instrumentality as a condition to the lawful and valid Transfer of such Member's Interest to the proposed transferee thereof, then each of the time periods provided in this Section 7, as applicable, for the closing of such Transfer shall be suspended for the period of time during which any such consent, approval, waiver, or authorization is being diligently pursued; provided, however, that in no event shall the suspension of any time period pursuant to this Section 7.7 extend for more than 365 days. Each Member agrees to use its diligent efforts to obtain, or to assist the affected Member or the Managing Member in obtaining, any such consent, approval, waiver, or authorization and shall cooperate and use its diligent efforts to respond as promptly as practicable to all inquiries received by it, by the affected Member or by the Managing Member from any government department, board, bureau, commission, agency or instrumentality for initial or additional information or documentation in connection therewith.

         7.8 Tagalong Rights.

         In the event that the Managing Member proposes to Transfer all or any portion of its Common Percentage Interest to any person other than a Controlled Affiliate of the Managing Member (a "Tagalong Transaction"), the Tagalong Transaction shall not be permitted hereunder unless the proposed transferee ("Tagalong Purchaser") offers to purchase the entire Interest of ARCO Member if ARCO Member desires to sell such Interest to the Tagalong Purchaser at the same price and on the same terms and conditions as the Tagalong Purchaser has offered to the Managing Member (the "Transferring Member") for its Common Percentage Interest, plus an amount equal to the Preferred Capital Amount and any accrued but unpaid Preferred Return thereon to the date of purchase. Prior to effecting any Tagalong Transaction, the Transferring Member shall deliver to ARCO Member a binding, irrevocable offer (the "Tagalong Offer") by the Tagalong Purchaser to purchase the entire Interest of ARCO Member at the same price and on the same terms and conditions as the Tagalong Purchaser has offered to the Transferring Member (the "Tagalong Notice") for its Common Percentage Interest, plus an amount equal to the Preferred Capital Amount and any accrued but unpaid Preferred Return thereon to the date of purchase. The "Tagalong Offer" shall be irrevocable for a period (the "Tagalong Period") ending at 11:59 p.m., local time at the Company's principal place of business on the 30th day following the date of the Tagalong Notice. At any time during the Tagalong Period, ARCO Member may accept the Tagalong Offer as to the entire amount of its Interest by giving written notice of such acceptance to the Tagalong Purchaser. The Tagalong Purchaser's purchase of the Interest of ARCO Member shall occur at the closing of the Tagalong Transaction (provided such closing is not earlier than 30 Business Days after the Tagalong Notice), subject to Section 7.7.

         7.9 Prohibited Dispositions.

         Any purported Disposition of all or any part of an Interest that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Company is required to recognize a Disposition that is not a Permitted Transfer (or if the Managing Member, in its sole discretion, elects to recognize a Disposition that is not a Permitted Transfer), the Interest Disposed of shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company.

         7.10 Representations Regarding Acquisitions of Interests.

         Each Member hereby represents and warrants to the Company and the other Members that such Member's acquisition of Interests hereunder is made as principal for such Member's own account and not for resale or distribution of such Interests.

         7.11 Distributions and Allocations in Respect of Transferred
Interests.

         If any Interest is Transferred during any Allocation Year in compliance with the provisions of this Section 7, Profits, Losses, each item thereof, and all other items attributable to the Transferred Interest for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Percentage Interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Managing Member. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Interest was Transferred and such other information as the Managing Member may reasonably require within 30 days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Interest on the last day of such Fiscal Year. Neither the Company nor the Managing Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 7.11, whether or not the Managing Member or the Company has knowledge of any Transfer of ownership of any Interest.

                                    SECTION 8

                           DISSOLUTION AND WINDING UP

         8.1 Liquidating Events.

         The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

                           (i) The sale of all or substantially all of the Property; and

                           (ii) The agreement of the Members to dissolve, wind up, and liquidate the Company.

         The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event.

         The event described in Section 8.1(ii) shall not constitute a Liquidating Event until such time as the Company is otherwise required to dissolve, and commence winding up and liquidating.

         8.2 Winding Up.

         Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members and no Member shall take any action that is inconsistent with, or not appropriate for, the winding up of the Company's business and affairs. To the extent not inconsistent with the foregoing, this Agreement shall continue in full force and effect until such time as the Company's Property has been distributed pursuant to this Section 8.2 and the Certificate has been canceled in accordance with the Act. The Managing Member shall be responsible for overseeing the winding up and dissolution of the Company, shall take full account of the Company's liabilities and Property, shall cause the Company's Property to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

                  (a) First, to the payment of all of the Company's debts and liabilities (other than Member Loans) to creditors other than the Members and to the payment of the expenses of liquidation;

                  (b) Second, to the payment of all Member Loans and all of the Company's debts and liabilities to the Members in the following order and priority:

                           (1) first, to the payment of all debts and liabilities owed to any Member other than in respect of Member Loans;

                           (2) second, to the payment of all accrued and unpaid interest on Member Loans, such interest to be paid to each Member and its Affiliates (considered as a group) pro rata in proportion to the interest owed to each such group; and

                           (3)      third, to the payment of the unpaid
         principal amount of all Member Loans, such principal to be paid to each Member and its Affiliates (considered as a group) pro rata in proportion to the outstanding principal owed to each such group;

                  (c) Third, in an amount equal to the unpaid cumulative Preferred Return;

                  (d)      Fourth, in an amount equal to the Preferred Capital
Amount;

                  (e) The balance, if any, to the Members in accordance with their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods;

                  (f) In the discretion of the Managing Member, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Section 8.2 may be:

                           (1) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Managing Member, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this
         Section 8.2; or

                           (2) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable; and

                  (g) Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Treas. Regs. Section 1.704-1(b)(2)(ii)(b)(2).

         Each Member and each of its Affiliates (as to Member Loans only) agrees that by accepting the provisions of this Section 8.2 setting forth the priority of the distribution of the assets of the Company to be made upon its liquidation, such Member or Affiliate expressly waives any right which it, as a creditor of the Company, might otherwise have under the Act to receive distributions of assets pari passu with the other creditors of the Company in connection with a distribution of assets of the Company in satisfaction of any liability of the Company, and hereby subordinates to said creditors any such right.

         Notwithstanding the foregoing, in the event that the Managing Member shall determine that an immediate sale of part of all the Property would cause undue loss to the Members, or in the event that the Managing Member determines that it would be in the best interests of the Members to distribute the Property to the Members in-kind (which distributions do not, as to the in-kind portions, have to be in the same proportions as they would be if cash were distributed, but all such in-kind distributions shall be equalized, to the extent necessary, with cash), then the Managing Member may either defer liquidation of, and withhold from distribution for a reasonable time, any of the Property except that necessary to satisfy the Company's debts and obligations, or distribute the Property to the Members in-kind.

         8.3 Deemed Distribution and Recontribution.

         Notwithstanding any other provision of this Section 8, in the event the Company is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations but no Liquidating Event has occurred, the Property shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have distributed the Property in kind to the Members, who shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the Property in kind to the Company, which shall be deemed to have assumed and taken subject to all such liabilities.

         8.4 Rights of Members.

         Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company, and (b) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations.

         If, after the Company ceases to exist as a legal entity, a Member is required to make a payment to any Person on account of any activity carried on by the Company, such paying

Member shall be entitled to reimbursement from each other Member consistent with the manner in which the economic detriment of such payment would have been borne had the amount been paid by the Company immediately prior to its cessation.

         8.5 Notice of Dissolution.

         In the event a Liquidating Event occurs, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members.

         8.6 Deemed Sale and Allocation.

         Upon a distribution in kind of Company Property, such Property shall be deemed to be sold for the fair market value thereof for purposes of making allocations hereunder.

                                    SECTION 9

                               DISPUTE RESOLUTION

         9.1 Dispute Resolution; Arbitration.

                  (a) Dispute Resolution. Any claim, dispute, difference or controversy between Members arising out of, or relating to, this Agreement, or the subject matter hereof, which cannot be settled by mutual understanding between or among such Members, shall be initially submitted to a panel consisting of an executive management representative of each of the respective Parents of the Members who are party to the claim, dispute, difference or controversy (the "Parties"). The said representatives shall meet and use best efforts to resolve the said claim, dispute, difference or controversy.

                  (b) Arbitration. In the event that the dispute resolution procedure described in Section 9.1(a) does not result in a final resolution of the claim, dispute, difference or controversy within 90 days of the date of submission thereof for resolution, any Party may invoke the following arbitration rights.

                           (1)      The claim, dispute, difference or
         controversy arising out of or in relation to this Agreement or the interpretation or breach thereof shall be referred to arbitration under the rules of the American Arbitration Association ("AAA") to the extent such rules are not inconsistent with these paragraphs. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or application may be made to such court for a judicial confirmation of the award and an order of enforcement, as the case may be. The demand for arbitration shall be made within a reasonable time after the claim, dispute, difference or controversy or other matter in question, has arisen, but not before 90 days after submission thereof for resolution pursuant to Section 9.1(a), and in any event shall not be made after the date when institution of legal or equitable proceedings, based on such claim, dispute, difference or controversy or other matter in question, would be barred by the applicable statute of limitations.

                           (2) The independent arbitration panel shall consist of three independent arbitrators, one of whom shall be appointed by each of the Parties, if there are no more than two such Parties, and by the two Parties having the largest Percentage Interest, if there are more than two Parties, with the third to be chosen by the two arbitrators thus appointed. In the event that either Party entitled to do so does not designate an arbitrator, the other may request a United States federal judge or the Executive Secretary of the AAA to designate an arbitrator for such party; and, if the two arbitrators appointed by the Parties are unable to agree on the appointment of the third arbitrator, either arbitrator may petition the AAA to make the appointment.

                           (3) The place of arbitration shall be Denver, Colorado, or such other place as the parties may agree.

         9.2 Jurisdiction; Service of Process.

                  (a) Jurisdiction. Each Member (a) hereby irrevocably submits itself to the non-exclusive jurisdiction of (i) the Supreme Court for the State of New York, sitting in the Borough of Manhattan, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding brought by the other, or its respective successors or assigns, to compel submission to arbitration, in accordance with
Section 9.1 hereof, or to enforce a resolution, settlement, order or award made pursuant thereto, or to enforce any obligation for the payment of money contained herein, and (iii) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the agreement to submit to arbitration, as provided in Section 9.1 hereof, or a resolution, settlement, order or award made pursuant thereto, or such an obligation for the payment of money, may not be enforced in or by such court. Nothing contained herein shall be deemed to waive the right of a Member to seek removal of a matter from state court to federal court if such removal is otherwise permissible.

                  (b) Service of Process. Each Member hereby consents to service of process on it at the office for service of process set forth below as its office for service of process and additionally irrevocably designates and appoints the person named in Schedule 9.2 as its "Agent" and attorney-in-fact to receive service of process in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that service upon such attorney-in-fact shall constitute valid service upon the Member or its successors or assigns. Each Member agrees that (x) the sole responsibilities of the Agent shall be (i) to receive such process, (ii) to send a copy of any such process so received to such Member, by registered airmail, return receipt requested, at the address for it set forth in Section 10.1, or at the last address filled in writing by it with the Agent, and (iii) to give prompt telecopied notice of receipt thereof to it at such address (y) the Agent shall have no responsibility for the receipt or nonreceipt by the respective Member of such process, nor for any performance or nonperformance by the respective Member or its respective successors or assigns, and (z) failure of the Agent to send a copy of any such process or otherwise to give notice thereof to the respective Member shall not affect the validity of such service or any judgment in any action, suit or proceeding based thereon. If service of process cannot be effected in the foregoing manner, each Member further irrevocably consents to the service of process in any action, suit or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, return receipt requested, to it at its address set forth in Section 10.1 hereof. The foregoing, however, shall not limit the right of the Member to serve process in any other manner permitted by law. Any judgment against a Member in any suit for which such Member has no further right of appeal shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of such Member therein described; provided always that the plaintiff may at its option bring suit, or institute other judicial proceedings, against such Member or any of its assets in the courts of any country or place where such party or such assets may be found. Each Member further covenants and agrees that throughout the term of the Company, it shall maintain a duly appointed agent for the service of summonses and other legal processes in New York.

         For purposes of this Section 9.2(b), the Agent and offices for service of process for each of the Members shall be as set forth on Schedule 2.1 or such other person or offices as shall be designated in writing by any Member to the other Member.

                                   SECTION 10

                                  MISCELLANEOUS

         10.1 Notices.

         Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received), charges prepaid and addressed as follows, or to such other address or number as such Person may from time to time specify by notice to the Members:

                  (a) If to the Company, to the address or number set forth on Schedule 2.1;

                  (b)      If to a Member to the address or number set forth in
Schedule 2.1.

         All notices and other communications given to a Person in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

         10.2 Binding Effect.

         Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

         10.3 Construction.

         This Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

         10.4 Time.

         Time is of the essence with respect to this Agreement.

         10.5 Table of Contents; Headings.

         The table of contents and section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

         10.6 Severability.

         Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Members, and such illegality, invalidity or unenforceability shall not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the Members, the Members will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

         10.7 Confidentiality.

                  (a) Each Member and each of its Controlled Affiliates (each a "Restricted Party") shall, and shall cause its respective officers, directors, employees, attorneys, accountants, consultants and other agents and advisors (collectively, "Agents") to, keep secret and maintain in confidence the terms of this Agreement and all confidential and proprietary information and data of the Company and the other Members or their Affiliates disclosed to it (in each case, a "receiving party") in connection with the formation of the Company and the conduct of the Company's business and in connection with the transactions contemplated by the Contribution Agreement (the "Confidential Information") and shall not disclose Confidential Information, and shall cause its respective Agents not to disclose Confidential Information, to any Person other than the Members, their Controlled Affiliates, their respective Agents that need to know such Confidential Information, or the Company. Each Member further agrees that it shall not use the Confidential Information for any purpose other than monitoring and evaluating its investment, determining and performing its obligations and exercising its rights under this Agreement. The Company and each Member shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their respective Controlled Affiliates or any of their respective Agents.

                  (b) Nothing herein shall prevent the Company, any Restricted Party or its Agents from using, disclosing or authorizing the disclosure of, Confidential Information it receives in the course of the business of the Company which:

                           (i) has been published or is in the public domain through no fault of the receiving party;

                           (ii) prior to receipt hereunder was properly within the legitimate possession of the receiving party or, subsequent to receipt hereunder (or under such Agreement), is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate the Confidential Information and without notice of any restriction against its further disclosure;

                           (iii) is independently developed by the receiving party through parties who have not had, either directly or indirectly, access to or knowledge of such Confidential Information;

                           (iv) is disclosed to a third party with the written approval of the party originally disclosing such information, provided that such Confidential Information shall cease to be confidential and proprietary information covered by this Agreement only to the extent of the disclosure so consented to;

                           (v) subject to the receiving party's compliance with paragraph (d) below, is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, provided that such Confidential Information to the extent covered by a protective order or equivalent shall otherwise continue to be Confidential Information required to be held confidential for purposes of this Agreement; or

                           (vi) subject to the receiving party's compliance with paragraph (d) below, is necessary or advisable to be disclosed under applicable law or under the rules of a stock exchange or association on which such receiving party's securities (or those of its Affiliate) are listed.

                  (c) Notwithstanding this Section 10.7, any Member may provide Confidential Information (i) to other Persons considering the consummation of a Permitted Transaction with respect to such Member or (ii) to any financial institution in connection with the provision of funds by such financial institution to such Member, so long as prior to any such disclosure such other Person or financial institution executes a confidentiality agreement that provides protection substantially equivalent to the protection provided the Members and the Company in this Section 10.7.

                  (d) In the event that any receiving party (i) determines that it is necessary or advisable to disclose Confidential Information under applicable law (other than under the requirements of a stock exchange or association on which such receiving party's securities or those of its Affiliates are listed) or (ii) becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or otherwise) to disclose any Confidential Information, the receiving party shall provide the disclosing party with prompt written notice so that in the case of clause (i), the disclosing party can work with the receiving party to limit the disclosure to the extent practicable, or in the case of clause (ii), the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. In the case of said clause (ii) and in the event that the disclosing party is unable to obtain a protective order or other appropriate remedy, or if the disclosing party so directs, the receiving party shall, and shall cause its employees to, exercise all commercially reasonable efforts to obtain a protective order or other appropriate remedy at the disclosing party's reasonable expense. Failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the receiving party shall furnish only that portion of the Confidential Information which it is advised by opinion of its counsel is legally required to be furnished and shall exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information, it being understood that such reasonable efforts shall be at the cost and expense of the disclosing party whose Confidential Information has been sought.

         10.8 Further Action.

         Each Member, upon the reasonable request of the Managing Member, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this Agreement.

         10.9 Governing Law.

         The validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Members hereunder shall be governed by the substantive laws of the State of Delaware without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction (except those that cannot be waived) that would call for the application of the substantive law of any jurisdiction other than the State of Delaware.

         10.10 Waiver of Action for Partition.

         Each Member irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Property; provided that the foregoing shall not be construed to apply to any action by a Member for the enforcement of its rights under this Agreement. Each Member waives its right to seek a court decree of dissolution (other than a dissolution in accordance with Section 8) or to seek appointment of a court receiver for the Company as now or hereafter permitted under applicable law.

         10.11 Counterpart Execution.

         This Agreement may be executed in any number of counterparts with the same effect as if all the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         10.12 Specific Performance.

         Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof.

         10.13 Entire Agreement.

         The provisions of this Agreement set forth the entire agreement and understanding between the Members pertaining to the subject matter hereof and supersede all prior agreements, oral or written, representations, discussions, negotiations and other communications between the Members pertaining to the subject matter hereof.

         10.14 Limitation on Rights of Others.

         Nothing in this Agreement, whether express or implied, shall be construed to give any Person other than the Members and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement.

         10.15 Waivers; Remedies.

         The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any Member in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

         10.16   Amendment.

         This Agreement may be amended only in a writing signed by all Members expressly stating that it is an amendment to this Agreement.

         IN WITNESS WHEREOF, the parties have entered into this Limited Liability Company Agreement as of the day first above set forth.

                                            ARCH WESTERN ACQUISITION CORPORATION

                                            By: /s/ JEFFRY N. QUINN
                                                --------------------------------
                                            Name: Jeffry N. Quinn
                                            Title: President

                                            DELTA HOUSING INC.

                                            By: /s/ TERRY G. DALLAS
                                                --------------------------------
                                            Name: Terry G. Dallas
                                            Title: Vice President